Exhibit 99.1


                 BF ENTERPRISES, INC. REPORTS EARNINGS FOR 2002


For Immediate Release

Friday, April 4, 2003



Contact:          Douglas Post
                  Vice President
                  BF Enterprises, Inc.
                  (415) 989-6580


         SAN FRANCISCO (April 4, 2003) - BF Enterprises, Inc. (NASDAQ NMS Symbol
BFEN) reported that for the three months and the year ended December 31, 2002, net income was $28,000, or $.01 per diluted share, and $906,000, or $.24 per diluted share, respectively. Revenues were $765,000 for the three-month period and $3,680,000 for the entire year. For the same periods in 2001, the Company reported a net loss of $39,000, or $.01 per diluted share, and net income of $1,839,000, or $.48 per diluted share. Revenues in the fourth quarter and the year ended December 31, 2001 were $789,000 and $8,983,000, respectively.

         Net income in the three months and the year ended December 31, 2002 included gains, before income taxes, of $34,000 and $950,000, respectively, from sales of property within the Company's Meadow Pointe project near Tampa, Florida and $115,000 and $569,000, respectively, from sales of marketable securities. In the same periods of 2001, net income included gains of $210,000 and $3,183,000, respectively, from the sales of Meadow Pointe property. Gains from Meadow Pointe property sales in the 2001 periods include a gain before income taxes of $2,438,000 from the sale in June 2001 of a 40-acre undeveloped commercial tract. There were no gains from sales of securities recorded in the 2001 periods.


         The Company sold 19 and 195 developed lots, respectively, at Meadow Pointe during the three months and the year ended December 31, 2002 as compared to 103 and 447 developed lots, respectively, in the same periods of 2001. The decreased sales activity in the 2002 periods reflects (1) a significant decline in lots available for sale as the project nears completion, and (2) delays in permitting and construction. As of December 31, 2002, there remained to be sold at Meadow Pointe, based on current estimates, approximately 247 residential lots, land currently planned for 675 multifamily residential units and three commercial tracts aggregating 30 gross acres.

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         The Company's reported gains and losses from property sales at Meadow
Pointe are based in part upon estimates of the total revenues and costs to be derived by the Company over the life of the project. The Company reviews these estimates and makes adjustments to reflect any revised estimates. Adjustments, resulting from changes in estimates of sales revenue and related timing and other factors affecting the project budget were made during both 2002 and 2001. These adjustments, reflecting changes occurring during such periods, resulted in aggregate reductions in revenue and costs that reduced net income by $108,000 in 2002 and $1,806,000 in 2001. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period-to-period basis, may not be directly comparable.

         BF Enterprises is a San Francisco-based real estate holdings and development company.

         Certain information contained in this news release may be deemed forward-looking statements regarding events and financial trends that may affect the Company's future operating results or financial positions. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth and other factors detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

         The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                           [Financial Tables Attached]





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                      BF ENTERPRISES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                    (in thousands, except per share amounts)

                                                                               Three Months Ended            Year Ended
                                                                                  December 31,               December 31,
                                                                                  ------------               ------------

                                                                              2002           2001          2002           2001
                                                                              ----           ----          ----           ----


Revenues:

    Real estate sales                                                         $151          $220       $ 1,399         $ 6,768

    Real estate rental income                                                  454           454         1,815           1,815

    Interest and dividends from marketable securities                           50            97           252             350

    Interest from mortgage loans                                                99            --           173              --

    Other                                                                       11            18            41              50
                                                                             -----         -----         -----           -----

                                                                               765           789         3,680           8,983
                                                                             -----         -----         -----           -----

 Costs and Expenses:

    Cost of real estate sold                                                   117            10           449           3,585

    Real estate operating                                                        5             5            15             115

    Depreciation and amortization                                               24            24            96              96

    General and administrative                                                 688           653         2,204           1,990
                                                                             -----         -----         -----           -----

                                                                               834           692         2,764           5,786
                                                                             -----         -----         -----           -----
Income (loss) before gains from sales of securities
and  income taxes                                                             (69)            97           916           3,197

Gains from sales of securities                                                 115            --           569              --
                                                                             -----         -----         -----           -----

Income before income taxes                                                      46            97         1,485           3,197

Provision for income taxes                                                      18           136           579           1,358
                                                                             -----         -----         -----           -----

Net income (loss)                                                             $ 28        $ (39)          $906          $1,839
                                                                              ====        ======          ====          ======
Net income (loss) per share

Basic                                                                        $ .01       $ (.01)         $ .25           $ .52
                                                                             =====       =======         =====           =====
Diluted                                                                      $ .01       $ (.01)         $ .24           $ .48
                                                                             =====       =======         =====           =====

Weighted average shares used in computing basic                              3,530         3,626         3,559           3,520
     net income per share
Weighted average shares and equivalents used
     in computing diluted net income per share                               3,746         3,849         3,771           3,813



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